Exhibit 4.1

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) THE ISSUE DATE AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

FENNEC PHARMACEUTICALS INC.

SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: September 23, 2022Original Principal Amount: U.S. $20,000,000

FOR VALUE RECEIVED, Fennec Pharmaceuticals Inc., a British Columbia corporation (the “Company”), hereby promises to pay to Petrichor Opportunities Fund I LP or its registered assigns (the “Holder”) in cash the amount set out above as the Original Principal Amount (as (x) reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, and (y) increased from time to time by the aggregate amount of PIK Interest that shall have been added to the outstanding principal amount of this Note pursuant to Section 2.2, the “Principal”) when due, whether upon the Maturity Date, acceleration, redemption or otherwise (in each case in accordance with the terms hereof), to pay cash interest (“Cash Interest”) on any outstanding Principal at the Cash Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date, the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof), and to pay paid-in-kind interest (“PIK Interest”, and together with Cash Interest, collectively, “Interest”) on any outstanding Principal at a rate of 3.50% per annum from the Issuance Date until the earlier of (A) August 19, 2024, and (B) the date the same becomes due and payable, whether upon an Interest Date, the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of a series of Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement on the Issuance Date and referred to in the Securities Purchase Agreement as the Second Closing Notes (collectively, the “Notes” and such other Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement on the Issuance Date and referred to in the Securities Purchase Agreement as the Second Closing Notes, the “Other Notes”). Certain capitalized terms used herein are defined in Section 32.

1.Payments of Principal. On the Maturity Date, the Company shall pay to the Holder an amount in cash equal to (i) the product of all outstanding Principal multiplied by the Redemption Premium as of the Maturity Date, plus (ii) all accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest, or accrued and unpaid Late Charges on Principal or Interest, if any. Notwithstanding anything herein to the contrary, with respect to any repayment, conversion or redemption hereunder, as applicable, the Company shall repay, convert or

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redeem, as applicable, (i) first, all accrued and unpaid Interest hereunder and under any other Notes held by such Holder, (ii) second, all accrued and unpaid Late Charges on any Principal and Interest hereunder and under any other Notes held by such Holder, (iii) third, all other amounts (other than Principal, but including any Redemption Premium) outstanding under any other Notes held by such Holder, and (v) fourth, all Principal outstanding hereunder and under any other Notes held by such Holder, in each case, allocated pro rata among this Note and such other Notes held by such Holder.
2.Interest.
2.1Cash Interest.  Cash Interest on this Note shall commence accruing on the Issuance Date at the Cash Interest Rate and shall be computed on the basis of a 360-day year and the actual number of days elapsed per month and shall be payable in arrears for each Calendar Quarter on the first (1st) Business Day of each Calendar Quarter after the Issuance Date (each, an “Interest Date”). Cash Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date, by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company. Prior to the payment of Cash Interest on an Interest Date, Cash Interest on this Note shall accrue at the Cash Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount in connection with any conversion of this Note under Section 3, on each Redemption Date and/or in connection with any required payment upon any Bankruptcy Event of Default.
2.2PIK Interest.  PIK Interest on this Note shall commence accruing on the Issuance Date at a rate of 3.50% per annum and shall be computed on the basis of a 360-day year and the actual number of days elapsed per month and shall be payable in arrears for each Calendar Quarter on each Interest Date; provided, that (x) PIK Interest shall cease to accrue on this Note on August 19, 2024, and (y) from and after August 19, 2024, no further PIK Interest shall accrue on this Note (provided, that, any PIK Interest that shall have accrued on this Note prior to August 19, 2024 shall remain outstanding and be payable hereunder as set forth herein.  Any accrued PIK Interest shall be payable in kind on each Interest Date, to the record holder of this Note on the applicable Interest Date, by capitalizing such PIK Interest and, effective as of such Interest Date, adding it to (and thereby increasing) the outstanding Principal of this Note.  For the avoidance of doubt, effective as of, and from and after, any Interest Date, the outstanding Principal of this Note shall be increased by the amount of PIK Interest paid in kind on such Interest Date for all purposes of this Note (including, without limitation, for the purposes of the future accrual of Interest on the outstanding Principal of this Note and for the purposes of determining the Conversion Amount as of any date).  Prior to the payment in kind of PIK Interest on an Interest Date, PIK Interest on this Note shall, until August 19, 2024, accrue at a rate of 3.50% per annum and be payable by way of inclusion of the Interest in the Conversion Amount in connection with any conversion of this Note under Section 3, on each Redemption Date and/or in connection with any required payment upon any Bankruptcy Event of Default.
3.Conversion of Notes.  At any time after the Issuance Date, this Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Shares, on the terms and conditions set forth in this Section 3.
3.1Conversion Right.  Subject to the provisions of Section 3.4, at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable shares of Common Shares in accordance with Section 3.3, at the Conversion Rate. The Company shall not issue any fraction of a share of Common Shares upon any conversion. If the issuance would result in the issuance of a

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fraction of a share of Common Shares, the Company shall round such fraction of a share of Common Shares up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes, costs and expenses (including, without limitation, fees and expenses of the transfer agent of the Company (the “Transfer Agent”)) that may be payable with respect to the issuance and delivery of Common Shares upon conversion of any Conversion Amount.
3.2Conversion Rate. The number of shares of Common Shares issuable upon conversion of any Conversion Amount pursuant to Section 3 shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).
3.3Mechanics of Conversion.
(a)Optional Conversion.
1.To convert any Conversion Amount into shares of Common Shares on any date (a “Conversion Date”), the Holder shall deliver (whether via facsimile, electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company.
2.On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile or electronic mail the transfer agent instructions and representation as to whether such shares of Common Shares may then be resold pursuant to (A) an effective and available registration statement, (B) Rule 144, provided that the Holder affirmatively indicates on the applicable Conversion Notice that the shares of Common Shares issuable in connection with such Conversion Notice have been or are being resold either prior to or contemporaneously with the date of the applicable Conversion Notice by the Holder, or (C) Rule 144 without having to comply with the information requirements under Rule 144(c)(1) (each, a “Permitted Securities Transaction”), in the form attached hereto as Exhibit II, to the Holder and the Transfer Agent which shall instruct the Transfer Agent to process such Conversion Notice in accordance with the terms herein.
3.On or before the third (3rd) Trading Day following the date on which the Company has received a Conversion Notice (the “Share Delivery Deadline”), the Company shall (1) provided that the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, with respect to the shares of Common Shares included in the Conversion Notice that may then be resold by the Holder pursuant to a Permitted Securities Transaction, credit such aggregate number of shares of Common Shares to which the Holder shall be entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or with respect to the shares of Common Shares included in the Conversion Notice that may not then be resold by the Holder pursuant to a Permitted Securities Transaction, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Shares to which the Holder shall be entitled pursuant to such conversion.

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4.The Person or Persons entitled to receive the shares of Common Shares issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Shares on the Conversion Date.
5.Notwithstanding anything to the contrary contained in this Note or the Securities Purchase Agreement, after the effective date of the Registration Statement, the Company shall cause the Transfer Agent to deliver unlegended shares of Common Stock to the Holder (or its designee) in connection with any sale of Registrable Securities with respect to which the Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, and for which the Holder has not yet settled.
(b)Reserved.
(c)Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of Principal and Interest hereunder) notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell all or part of any Registered Note by the holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 18, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of any Registered Note within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 3, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. If the Company does not update the Register to record such Principal, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions, and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.
(d)Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3.4, shall convert from each holder of Notes

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electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Shares issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Shares not in dispute and resolve such dispute in accordance with Section 23.
3.4Limitations on Conversions.  The Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Shares outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Shares beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Shares held by the Holder and all other Attribution Parties plus the number of shares of Common Shares issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Shares which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred shares or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3.4. For purposes of this Section 3.4, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Shares the Holder may acquire upon the conversion of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Shares as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Shares outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding shares of Common Shares is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Shares then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 3.4, to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Shares to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Shares then outstanding. In any case, the number of outstanding shares of Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Shares to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Shares (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the

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Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder.  For purposes of clarity, the shares of Common Shares issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.4 to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3.4 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.
3.5Redemption Automatic Conversion.  In the event that a Redemption Automatic Conversion shall occur pursuant to Section 8.1(c)(iii) upon the occurrence of an Automatic Conversion Event, then, for the purposes of effecting the conversion of the applicable Company Optional Redemption Amount into shares of Common Shares in respect of such Redemption Automatic Conversion, such conversion shall be consummated in the manner set forth in this Section 3 as though the Holder had delivered a Conversion Notice under Section 3.3(a)(1) with respect to (x) a Conversion Amount equal to the applicable Company Optional Redemption Amount and (y) a Conversion Date of the Company Optional Redemption Date.  Any such Redemption Automatic Conversion shall otherwise be consummated in the manner, and subject to the provisions and limitations, set forth in this Section 3.
4.Rights Upon and Event of Default.
4.1Event of Default. Unless waived in writing by the Holder, each of the following events shall constitute an “Event of Default” and each of the events in clauses (i), (j) and (k) below shall constitute a “Bankruptcy Event of Default”:
(a)to the extent that a Registration Statement is required to be filed with the SEC pursuant to the terms of the Securities Purchase Agreement, the failure of such Registration Statement to be filed with the SEC on or prior to the date that is five (5) days after the applicable Filing Date or the failure of such Registration Statement to be declared effective by the SEC on or prior to the date that is five (5) days after the applicable Effectiveness Date;
(b)to the extent that a Registration Statement is required to be filed with the SEC pursuant to the terms of the Securities Purchase Agreement, while such Registration Statement is required to be maintained effective pursuant to the terms of the Securities Purchase Agreement, the effectiveness of such Registration Statement lapses for any

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reason (including, without limitation, the issuance of a stop order) or such Registration Statement (or the prospectus contained therein) is unavailable to any holder of Registrable Securities for sale of all of such holder’s Registrable Securities in accordance with the terms of the Securities Purchase Agreement, and such lapse or unavailability continues for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period;
(c)the suspension from trading or the failure of the Common Shares to be quoted or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days;
(d)the Company’s (A) failure to deliver to the Holder the required number of shares of Common Shares within five (5) Trading Days after the applicable Conversion Date or (B) notice, written or oral, to any holder of the Notes, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Notes into shares of Common Shares that is requested in accordance with the provisions of the Notes, other than pursuant to Section 3.4;
(e)except to the extent the Company is in compliance with Section 10.2 below, at any time following the tenth (10th) Trading Day that the Holder’s Authorized Share Allocation is less than the number of shares of Common Shares that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3.4 or otherwise);
(f)the Company’s or any Subsidiary Guarantor’s failure to pay to the Holder (i) any amount of Principal when and as due under this Note (including, without limitation, the Company’s or any Subsidiary Guarantor’s failure to pay any redemption payments or amounts hereunder), or (ii) any amount of Interest, Late Charges or other amounts when and as due under this Note or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, and, solely in the case of this clause (ii), such failure shall continue for two (2) Business Days following such date due;
(g)the Company fails to remove any restrictive legend on any certificate or any shares of Common Shares issued to the Holder as and when required by the Securities Purchase Agreement or this Note, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) Trading Days;
(h)the occurrence of any default under, redemption of or acceleration prior to maturity of, any Indebtedness in an aggregate principal amount of at least $500,000 of the Company or any of its Subsidiaries, including any Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement following the Issuance Date that are referred to in the Securities Purchase Agreement as the Second Closing Notes (but excluding the Other Notes), Third Closing Notes or Fourth Closing Notes;
(i)bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

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(j)the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;
(k)the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;
(l)a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;
(m)the Company and/or any Subsidiary, individually or in the aggregate, suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely

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to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;
(n)any default by the Company in the due performance and observance of any of the covenants or agreements contained Section 13;
(o)any representation, warranty or other written statement of the Company set forth in any Transaction Document or any certification provided by the Company pursuant to any Transaction Document is incorrect or misleading in any material respect when given;
(p)other than as specifically set forth in another clause of this Section 4.1, any default by the Company in the due performance and observance of any of the covenants or agreements of any Transaction Document, except, in the case of a breach of a covenant that is curable, only if such breach remains uncured for a period of five (5) consecutive Trading Days;
(q)a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that either (A) the Equity Conditions are satisfied, (B) there has been no Equity Conditions Failure, or (C) as to whether any Event of Default has occurred;
(r)either (i) the FDA Approval shall be revoked, withdrawn or terminated for any reason or (ii) the United States Food & Drug Administrative shall, for any reason, revoke or withdrawal its market authorization for PEDMARK;
(s)any Material Adverse Effect (as defined in the Securities Purchase Agreement) occurs;
(t)any provision of any Transaction Document (including the Guaranty Agreement, the Security Agreement and any other Security Document) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto in any material respect, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document (including the Guaranty Agreement, the Security Agreement and any other Security Document), or any Subsidiary Guarantor repudiates, revokes or attempts to revoke its guaranty under the Guaranty Agreement;
(u)the Security Agreement or any other Security Document shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral (as defined in the Security Documents) in favor of the Holder or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority

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having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof; or
(v)any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.
4.2Notice of an Event of Default: Event of Default Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within one (1) Business Day of becoming aware of such Event of Default deliver written notice thereof via facsimile or electronic mail and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default and ending (such ending date, the “Event of Default Right Expiration Date”) on the twentieth (20th) Trading Day after the later of (x) the date such Event of Default is cured and (y) the Holder’s receipt of an Event of Default Notice that includes (I) a reasonable description of the applicable Event of Default, (II) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Event of Default and (III) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Event of Default Notice, the applicable Event of Default Right Expiration Date, the Holder may require the Company to redeem (regardless of whether such Event of Default has been cured on or prior to the Event of Default Right Expiration Date) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4.2 shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium as of the date of the Event of Default and (ii) the product of (x) the Redemption Premium as of the date of the Event of Default  multiplied by (y) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Shares during the period beginning on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under this Section 4.2 by (II) the Conversion Price then in effect (the “Event of Default Redemption Price”). Redemptions required by this Section 4.2 shall be made in accordance with the provisions of Section 11. To the extent redemptions required by this Section 4.2 are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4.2, but subject to Section 3.4, until the Event of Default Redemption Price (together with any Late Charges thereon) is satisfied in full, the Conversion Amount submitted for redemption under this Section 4.2 (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Shares pursuant to the terms of Section 3. In the event of the Company’s redemption of any portion of this Note under this Section 4.2, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 4.2 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. Any redemption upon an Event of Default shall not constitute an election of remedies by the Holder, and all other rights and remedies of the Holder shall be preserved.

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4.3Mandatory Redemption upon Bankruptcy Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, the Company shall immediately pay to the Holder an amount in cash representing (i) all outstanding Principal, accrued and unpaid Interest, and accrued and unpaid Late Charges on such Principal and Interest, multiplied by (ii) the Redemption Premium as of the date of the Bankruptcy Event of Default, in addition to any and all other amounts due hereunder, without the requirement for any notice or demand or other action by the Holder or any other person or entity; provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion, and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable.
5.Fundamental Transactions; Change of Control.
5.1Fundamental Transactions.
(a)Restrictions. The Company shall not enter into or be party to a Fundamental Transaction unless: either (i) the Company is the surviving Person; or (ii) the Successor Entity (if other than the Company) assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents as provided in Section 5.1(b).
(b)Assumption.  To satisfy clause (ii) of Section 5.1(a), (i) the Successor Entity shall assume in writing all of the obligations of the Company under this Note and the other Transaction Documents pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Notes, respectively, held by such holder, having similar conversion rights as the Notes and having similar ranking and security to the Notes, and reasonably satisfactory to the Holder and the Company (or the Successor Entity, as applicable) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose Common Shares is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.
(c)Confirmation. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Shares (or other securities, cash, assets or other property) issuable upon the conversion or redemption of the Notes prior to

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such Fundamental Transaction, such shares of the publicly traded Common Shares (or their equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note.
(d)Waiver.  Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 5.1 to permit the Fundamental Transaction without the assumption of this Note.
(e)Applicability.  The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.
5.2Notice of a Change of Control; Redemption Right. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Change of Control (the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile or electronic mail and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice or the Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to the Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of ten (10) Trading Days after (A) consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice, the Holder may require the Company to, or the Company may on its own volition,  redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company or Holder, as applicable which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder or Company, as applicable, is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5.2 shall be redeemed by the Company in cash at a price (the “Change of Control Redemption Price”) equal to the greatest of (i) the product of (w) the Redemption Premium as of the date of the date of the Change of Control multiplied by (y) the Conversion Amount being redeemed, (ii) the product of (x) the Redemption Premium as of the date of the Change of Control multiplied by (y) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Shares during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date the Holder delivers the Change of Control Redemption Notice by (II) the Conversion Price then in effect and (iii) the product of (y) the Redemption Premium as of the date of the Change of Control multiplied by (z) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration plus the aggregate cash value of any non-cash consideration per share of Common Shares to be paid to the holders of the shares of Common Shares upon consummation of such Change of Control (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, the Closing Sale Price of such securities on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of such securities on the Trading Day immediately prior to the public announcement of such proposed Change of Control) divided by (II) the Conversion Price then in effect (the “Change of Control Redemption Price”). Redemptions required by this Section 5.2 shall be made in

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accordance with the provisions of Section 11 and shall have priority to payments to shareholders in connection with such Change of Control. To the extent redemptions required by this Section 5.2 are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5.2, but subject to Section 3.4, until the Change of Control Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5.2 (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Shares pursuant to Section 3. In the event of the Company’s redemption of any portion of this Note under this Section 5.2, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5.2 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.
6.Issuances of Purchase Rights and Other Corporate Events.
6.1Purchase Rights. In addition to any adjustments pursuant to Section 7 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase shares, stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Shares acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Shares as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation).
6.2Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Shares are entitled to receive securities or other assets with respect to or in exchange for shares of Common Shares (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option (i) in addition to the shares of Common Shares receivable upon such conversion, such securities or other assets to which the Holder would have

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been entitled with respect to such shares of Common Shares had such shares of Common Shares been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Shares otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Shares in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Shares) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 6.2 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.
7.Adjustments to the Conversion Price.
7.1Adjustment of Conversion Price upon Subdivision or Combination of Common Shares or Share Dividend.  If the Company issues solely shares of Common Shares as a dividend or distribution on all or substantially all shares of the Common Shares, or if the Company effects a share split or a share combination of the Common Shares (in each case excluding an issuance solely pursuant to a Fundamental Transaction or other Corporate Event, as to which the provisions set forth in Sections 5 and 6 will apply), then the Conversion Price will be adjusted based on the following formula:

Where:

CP0=the Conversion Price in effect immediately before the open of business on the ex-dividend date for such dividend or distribution, or immediately before the open of business on the effective date of such share split or share combination, as applicable

CP1=the Conversion Price in effect immediately after the open of business on such ex-dividend date or the open of business on such effective date, as applicable

OS0=the number of shares of Common Shares outstanding immediately before the open of business on such ex-dividend date or effective date, as applicable

OS1=the number of shares of Common Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination

For the avoidance of doubt, pursuant to the definition of CP1 above, any adjustment to the Conversion Price made pursuant to this Section 7.1 will become effective immediately after the open of business on such ex-dividend date or the open of business on such effective date, as applicable. If any dividend, distribution, share split or share combination of the type described in this Section 7.1 is declared or announced, but not so paid or made, then the Conversion Price, if previously adjusted, will be readjusted, effective as of the date the Board of Directors of the

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Company determines not to pay such dividend or distribution or to effect such share split or share combination, to the Conversion Price that would then be in effect had such dividend, distribution, share split or share combination not been declared or announced.

7.2Rights, Options and Warrants.  If the Company distributes, to all or substantially all holders of Common Shares, rights, options or warrants entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Shares at a price per share that is less than the average of the Closing Sale Prices per share of Common Shares for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is publicly announced, then the Conversion Price will be decreased based on the following formula:

Where:

CP0=the Conversion Price in effect immediately before the open of business on the ex-dividend date for such distribution

CP1=the Conversion Price in effect immediately after the open of business on such ex-dividend date

OS=the number of shares of Common Shares outstanding immediately before the open of business on such ex-dividend date

X=the total number of shares of Common Shares issuable pursuant to such rights, options or warrants

Y=a number of shares of Common Shares obtained by dividing (x) the aggregate amount payable to exercise all such rights, options or warrants distributed by the Company by (y) the average of the Closing Sale Prices per share of Common Shares for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced

For the avoidance of doubt, any adjustment to the Conversion Price made pursuant to this Section 7.2 will be made successively whenever any such rights, options or warrants are issued and, pursuant to the definition of CP1 above, will become effective immediately after the open of business on the ex-dividend date for the applicable distribution. To the extent that shares of Common Shares are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Price, if previously adjusted, will be readjusted effective as of such expiration date to the Conversion Price that would then be in effect had the decrease to the Conversion Price for such distribution been made on the basis of delivery of only the number of shares of Common Shares actually delivered upon exercise of such rights, option or warrants. To the extent such rights, options or warrants are not so distributed, the Conversion Price will be readjusted effective as of the date the Board of Directors of the Company determines not to distribute such rights, options or warrants, to the Conversion Price that would then be in effect had the ex-dividend date for the distribution of such rights, options or warrants not occurred.  For purposes of this Section 7.2, in determining whether any rights, options or warrants entitle holders of Common Shares to subscribe for or purchase

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shares of Common Shares at a price per share that is less than the average of the Closing Sale Prices per share of Common Shares for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date of the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors of the Company.

7.3Voluntary Adjustment by Company. The Company may at any time during the term of this Note, with the prior written consent of the Required Holders, reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.
8.Redemptions at the Company’s Election.
8.1Company Optional Redemption.
(a)At any time after August 19, 2025, so long as no Equity Conditions Failure exists, the Company shall have the right to redeem all, but not less than all, of the Conversion Amount then remaining under this Note (the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (a “Company Optional Redemption”). The portion of this Note subject to redemption pursuant to this Section 8.1 shall be redeemed by the Company in cash at a price (the “Company Optional Redemption Price”) equal to the product of (A) the Redemption Premium as of the Company Optional Redemption Date multiplied by (B) the Conversion Amount being redeemed as of the Company Optional Redemption Date.
(b)The Company may exercise its right to require redemption under this Section 8.1 by delivering a written notice thereof by facsimile or electronic mail and overnight courier to all, but not less than all, of the holders of Notes (the “Company Optional Redemption Notice” and the date all of the holders of Notes received such notice is referred to as the “Company Optional Redemption Notice Date”). The Company may deliver only one Company Optional Redemption Notice hereunder and such Company Optional Redemption Notice shall be irrevocable. The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall not be less than ten (10) Trading Days nor more than twenty (20) Trading Days following the Company Optional Redemption Notice Date, (y) certify that there has been no Equity Conditions Failure and (z) state the aggregate Conversion Amount of the Notes which is being redeemed in such Company Optional Redemption from the Holder and all of the other holders of the Notes pursuant to this Section 8.1 (and analogous provisions under the Other Notes) on the Company Optional Redemption Date.
(c)Notwithstanding anything herein to the contrary, (i) if no Equity Conditions Failure has occurred as of the Company Optional Redemption Notice Date but an Equity Conditions Failure occurs at any time prior to the Company Optional Redemption Date, (A) the Company shall provide the Holder a subsequent notice to that effect, and (B) unless the Holder waives the Equity Conditions Failure, the Company Optional Redemption shall be cancelled and the applicable Company Optional Redemption Notice shall be null and void, (ii) at any time prior to the date the Company Optional

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Redemption Price is paid, in full, the Company Optional Redemption Amount may be converted, in whole or in part, by the Holder into shares of Common Shares pursuant to Section 3, and (iii) solely in the event that an Automatic Conversion Event has occurred as of the Company Optional Redemption Date, then, effective on the Company Optional Redemption Date prior to redemption of this Note, the Company Optional Redemption Amount shall automatically, without any further required act of the Holder, be converted into shares of Common Shares in accordance with Section 3.5 (any such conversion of the Company Optional Redemption Amount in shares of Common Shares pursuant to this clause (iii) is herein referred to as a “Redemption Automatic Conversion”).
(d)All Conversion Amounts converted by the Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Note required to be redeemed on the Company Optional Redemption Date. Redemptions made pursuant to this Section 8.1 shall be made in accordance with Section 11.
(e)In the event of the Company’s redemption of any portion of this Note under this Section 8.1, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 8.1 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. For the avoidance of doubt, the Company shall have no right to effect a Company Optional Redemption if any Event of Default has occurred and continuing, but any Event of Default shall have no effect upon the Holder’s right to convert this Note in its discretion.
8.2Pro Rata Redemption Requirement. If the Company elects to cause a Company Optional Redemption of this Note pursuant to Section 8.1, then it must simultaneously take the same action with respect to all of the Other Notes.
9.Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate or articles of incorporation, bylaws or other governing document or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing or any other provision of this Note or the other Transaction Documents, the Company (a) shall not increase the par value of any shares of Common Shares receivable upon conversion of this Note above the Conversion Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Shares upon the conversion of this Note.
10.Reservation of Authorized Shares.
10.1Reservation. The Company shall initially reserve out of its authorized and unissued shares of Common Shares a number of shares of Common Shares for each of this Note and the Other Notes equal to 120% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Issuance Date. So long as any of this Note and the Other Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and

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unissued Common Shares, solely for the purpose of effecting the conversion of this Note and the Other Notes, the number of shares of Common Shares as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided, that at no time shall the number of shares of Common Shares so reserved be less than the number of shares required to be reserved pursuant hereto (in each case, without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Shares reserved for conversions of this Note and the Other Notes and each increase in the number of shares so reserved shall be allocated pro rata among the Holder and the holders of the Other Notes based on the Principal amount of this Note and the Other Notes held by each holder at the Closing (as defined in the Securities Purchase Agreement) or at the time of the increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer this Note, or a portion thereof, or any of such holder’s Other Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation.
10.2Insufficient Authorized Shares.
(a)If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Shares to satisfy its obligation to have reserved for issuance upon conversion of the outstanding Notes at least a number of shares of Common Shares equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall promptly take all action necessary to increase the Company’s authorized shares of Common Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall either (x) obtain the written consent of its shareholders for the approval of an increase in the number of authorized shares of Common Shares and provide each shareholder with an information statement with respect thereto or (y) file with the SEC a proxy statement for a meeting of its shareholders at which meeting the Company will seek the approval of its shareholders for an increase in the number of authorized shares of Common Shares. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use commercially reasonable efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Shares and to cause its Board of Directors to recommend to the shareholders that they approve such proposal. Notwithstanding the foregoing, if during any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Shares to approve the increase in the number of authorized shares of Common Shares, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C.
(b)If, upon any conversion of this Note, the Company does not have sufficient authorized shares to deliver in satisfaction of such conversion, then unless the Holder elects to rescind such attempted conversion, the Holder may require the Company, in lieu of issuing Common Shares in connection with such conversion and in full satisfaction of the Company’s obligations with respect to such conversion, to pay to the Holder within three (3) Trading Days of the applicable attempted conversion, cash in an amount equal to the product of (i) the number of shares of Common Shares that the Company is unable to deliver pursuant to this Section 10, and (ii) the highest Closing Sale Price of the Common

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Shares during the period beginning on the applicable Conversion Date and ending on the date the Company makes the applicable cash payment.
11.Redemptions.
11.1Mechanics.
(a)If the Holder has submitted an Event of Default Redemption Notice in accordance with Section 4.2, the Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice (each, an “Event of Default Redemption Date”).
(b)If the Company or Holder  has submitted a Change of Control Redemption Notice in accordance with Section 5.2, the Company shall deliver the applicable Change of Control Redemption Price to the Holder in cash concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within two (2) Business Days after the Company’s or Holders’ receipt (as applicable) of such notice otherwise (each, a “Change of Control Redemption Date”).
(c)In the event of a Company Optional Redemption, the Company shall deliver the applicable Company Optional Redemption Price to the Holder in cash on the applicable Company Optional Redemption Date.
(d)Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time the Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of the Holder delivered in writing to the Company, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to the Holder under such other Transaction Document and, upon payment in full or conversion in accordance herewith, shall satisfy the Company’s payment obligation under such other Transaction Document.
(e)In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 18.4) representing the outstanding Principal which has not been redeemed.
(f)In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, and (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 18.4), to the Holder; provided, that, notwithstanding the applicable Redemption Notice being deemed null and void and such return or issuance of this Note or a new Note in accordance with the foregoing, a continual Event of Default

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shall thereafter be deemed to have occurred and be continuing until the subsequent repayment or conversion of this Note in full.  Furthermore, the Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.
11.2Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4 or Section 5.2 (each, an “Other Redemption Notice”), the Company shall immediately, but no later than two (2) Business Days after its receipt thereof, forward to the Holder by facsimile or electronic mail a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is two (2) Business Days prior to the Company’s receipt of the Holder’s applicable Redemption Notice and ending on and including the date which is five (5) Business Days after the Company’s receipt of the Holder’s applicable Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.
12.Voting Rights. The Holder shall have no voting rights as the holder of this Note, except as required by law and as expressly provided in this Note.
13.Covenants.  Until all of the Notes have been converted, redeemed or otherwise satisfied, in full, in accordance with their terms:
13.1Rank. All payments due under this Note (a) shall rank pari passu with all Other Notes, any Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement prior to the Issuance Date that are referred to in the Securities Purchase Agreement as the First Closing Notes, and any Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement following the Issuance Date that are referred to in the Securities Purchase Agreement as the Third Closing Notes or Fourth Closing Notes and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries.
13.2Incurrence of Indebtedness. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) the Indebtedness evidenced by this Note, the Other Notes, any Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement prior to the Issuance Date that are referred to in the Securities Purchase Agreement as the First Closing Notes, and any Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement following the Issuance Date that are referred to in the Securities Purchase Agreement as the Third Closing Notes or Fourth Closing Notes and (ii) other Permitted Indebtedness).
13.3Existence of Liens. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts

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and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.
13.4Redemption and Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any dividend or distribution on any of its shares of capital stock (any of the foregoing, a “Restricted Payment”), other than (i) Restricted Payments made by any Subsidiary to the Company or any other Subsidiary of the Company, (ii) any dividend payments or other distributions by the Company or any Subsidiary payable solely in shares of capital stock of such Person and (iii) purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of shares of capital stock deemed to occur upon the exercise of share options, warrants or other rights in respect thereof if such share of capital stock represents a portion of the exercise price thereof.
13.5Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any material assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business consistent with its past practice, (ii) sales of inventory and product in the ordinary course of business, or (iii) sales or other transfers of assets from the Company or any Subsidiary Guarantor to the Company or any Subsidiary Guarantor.
13.6Acquisitions.  Without the prior written consent of the Required Holders, the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, acquire all or substantially all of the assets or capital stock of any Person or acquire all or substantially all of the assets of any operating division of any Person (each, an “Acquisition”) if the aggregate consideration payable by the Company and its Subsidiaries in connection with such Acquisition or a series of related Acquisitions (including, without limitation, all cash or equity consideration, all Indebtedness or other liabilities incurred or assumed and the maximum amount of any earn-out or comparable payment obligation in connection therewith) exceeds $500,000.
13.7Change in Nature of Business. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the First Closing Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, modify its or their corporate structure or purpose in any material respect.
13.8Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except (i) transactions entered into in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, and (ii) transactions entered into for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

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13.9Maintenance of Existence; Compliance with Contracts, Laws, Etc. The Company shall, and the Company shall cause its Subsidiaries to, preserve and maintain its legal existence, perform in all material respects its obligations under all material agreements, contracts and instruments to which the Company or such Subsidiary is a party, take all actions to ensure that all such material agreements remain in full force and effect, and comply in all material respects with all applicable laws, rules, regulations and orders, including the payment (before the same become delinquent), of all taxes, imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Company or its Subsidiary, as applicable.
13.10Insurance.  The Company shall, and the Company shall cause its Subsidiaries to, maintain:
(a)insurance on its property with financially sound and reputable insurance companies against business interruption, loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Company its Subsidiaries; and
(b)all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.
13.11Subsidiary Matters.
(a)Neither the Company nor any Subsidiary Guarantor shall establish, form, create or acquire any new direct or indirect Subsidiary unless such Subsidiary shall, on the date of the establishment, formation, creation or acquisition thereof, (x) become a Subsidiary Guarantor by executing and delivering to the Holder a joinder to the Guaranty Agreement or such other document as the Holder shall reasonably deem appropriate for such purpose, (y) take all such action and execute such agreements, documents and instruments requested by the Holder, including execution and delivery of a joinder to the Security Agreement and execution and delivery of such other Security Documents, that may be necessary to grant to the Holder a perfected first priority security interest and Lien in any Collateral (as defined in the Securities Purchase Agreement) owned by such new Subsidiary and (z) deliver to the Holder documents of the types referred to in clauses (xi) and (xii) of Section 5.1(a) of the Securities Purchase Agreement and, if reasonably requested by the Holder, favorable opinions of counsel to such new Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (x) and (y) of this subsection), all in form, content and scope reasonably satisfactory to the Holder.
(b)Neither the Company nor any Subsidiary Guarantor will make any Investment in any Person other than a Subsidiary Guarantor.
13.12Maintenance of Authorizations, Contract Rights, Intellectual Property, Etc.  The Company shall, and the Company shall cause its Subsidiaries to, (i) maintain in full force and effect all Regulatory Authorizations, contract rights, authorizations or other rights necessary and material for the operations of its business, and comply with the terms and conditions applicable to the foregoing, excluding the maintenance of any Regulatory Authorizations that are not commercially

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reasonably necessary or material for the conduct of the business of the Company and its Subsidiaries; (ii) operate their business and facilities in material compliance with all applicable laws, rules and regulations, including any newly introduced or revised applicable laws, rules and regulations as they may become introduced, altered or otherwise evolve over time; (iii) diligently pursue any application for registration of any existing or future Intellectual Property owned, developed or controlled (or jointly owned, developed or controlled) by the Company and its Subsidiaries; (iv) maintain in full force and effect or pursue the prosecution of, as the case may be, and pay all costs and expenses relating to, all Intellectual Property owned, developed or controlled (or jointly owned, developed or controlled) by the Company and its Subsidiaries, excluding the maintenance of any Intellectual Property that is not commercially reasonably necessary or material for the conduct of the business of the Company or any of its Subsidiaries; (v) use commercially reasonable efforts to pursue and maintain in full force and effect legal protection for all Intellectual Property developed, used or controlled (or jointly owned, developed or controlled) by the Company or any of its Subsidiaries; and (vi) not permit the activities and business of the Company or any of its Subsidiaries to violate, infringe, misappropriate or misuse any Intellectual Property of any other Person.
13.13Liquidity.  The Company shall at all times maintain Liquidity of at least $5,000,000.
13.14Books and Records. The Company shall, and the Company shall cause its Subsidiaries to, keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions.
14.Distribution of Assets.  In addition to any adjustments pursuant to Section 7, if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Shares, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then the Holder will be entitled to such Distributions as if the Holder had held the number of shares of Common Shares acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note and assuming for such purpose that the Note was converted at the Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for such Distributions (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Shares as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).
15.Amendments and Waivers.  The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment or waiver of any provision to this Note or any of the Other Notes; provided that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely

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affects the rights and obligations of any Holder relative to the comparable rights and obligations of the other Holders shall require the prior written consent of such adversely affected Holder. Any change, amendment or waiver by the Company and the Required Holders shall be binding on the Holder of this Note and all holders of the Other Notes.
16.Collateral.  This Note and the Other Notes are secured to the extent and in the manner set forth in the Transaction Documents (including, without limitation, the Security Agreement and the other Security Documents).
17.Transfer. This Note may be offered, sold, assigned or transferred by the Holder upon notice to, but without the consent of, the Company, subject only to the provisions of Section 4.1 of the Securities Purchase Agreement.  Any shares of Common Shares issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 4.1 of the Securities Purchase Agreement.
18.Reissuances; New Notes.
18.1Transfer. If this Note is to be transferred in accordance with the terms of this Note, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 18.4), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 18.4) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.
18.2Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 18.4) representing the outstanding Principal.
18.3Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 18.4) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.
18.4Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 18.1 or Section 18.3, the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

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19.Remedies, Characterizations, other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.
20.Payment of Collection, Enforcement and Other Costs. If (a) an Event of Default has occurred and this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.
21.Construction; Headings. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note. Terms used in this Note and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the First Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.
22.Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

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23.Dispute Resolution.
23.1Submission to Dispute Resolution.
(a)In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate or the applicable Redemption Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via facsimile or electronic mail (A) if by the Company, within five (5) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder, within five (5) Business Days after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then then the Holder may, with the consent of the Company not to be unreasonably or untimely withheld, select an independent, reputable investment bank to resolve such dispute.
(b)The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 23 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).
(c)The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The reasonable fees and reasonable expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.
23.2Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 23 constitutes an agreement to arbitrate between the Company and the Holder (and

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constitutes an arbitration agreement) under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that the Holder is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 23, (ii) a dispute relating to a Conversion Price includes, without limitation, disputes as to (A) whether an issuance or sale or deemed issuance or sale of Common Shares occurred under Section 6 or 7, (B) the consideration per share at which an issuance or deemed issuance of Common Shares occurred, and (C) whether an agreement, instrument, security or the like constitutes and Option or Convertible Security, (iii) the terms of this Note and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Note and any other applicable Transaction Documents, (iv) the Holder (and only the Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 23 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 23 and (v) nothing in this Section 23 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 23).
23.3Pendency of Dispute. Notwithstanding anything to the contrary set forth herein, during either (i) the pendency of any dispute under this Section 23 with respect to either (A) whether the existence or continuation of an Event of Default has occurred, or (B) whether the conditions to a Company Optional Redemption pursuant to Section 8  have been satisfied, or (ii) the time that both an Event of Default is continuing and the pendency of any other dispute under this Section 23, with the prior written consent of the Holder, the Company shall not be permitted to exercise its rights under Section 8 and no Company Optional Redemption pursuant to Section 8 shall be effective.
24.Notices; Currency; Payments.
24.1Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 8.4 of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase shares, stock, warrants, securities or other property to all or substantially all of the holders of shares of Common Shares or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.
24.2Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in

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relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).
24.3Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Investors attached to the Securities Purchase Agreement); provided, that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of thirteen percent (13.0%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).
25.Cancellation. After all Principal, accrued Interest, Late Charges and other amounts at any time owed on this Note have been satisfied in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.
26.Waiver of Notice. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.
27.Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Except as otherwise required by Section 23 above, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 23. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

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28.Attorneys’ Fees.  In the event any legal action or other proceeding is brought by one party against the other party to enforce any provision of this Note or in which the subject matter of such legal action or other proceeding arises under, or is with respect to, the provisions of this Note, the prevailing party in any such legal action or other proceeding is entitled to recover from the other party attorneys’ fees and costs associated with defending or prosecuting such legal action or other proceeding, any appeal therefrom, and any ancillary or related proceedings.
29.Severability. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
30.Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.
31.Usury. This Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate or in an amount which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate or amount which the Company is permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Company is at any time required or obligated to pay interest hereunder at a rate or in an amount in excess of such maximum rate or amount, the rate or amount of interest under this Note shall be deemed to be immediately reduced to such maximum rate or amount and the interest payable shall be computed at such maximum rate or be in such maximum amount and all prior interest payments in excess of such maximum rate or amount shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.
32.Definitions.  As used in this Note, the following terms shall have the following meanings:
32.1“Acquisition” has the meaning specified in Section 13.6.
32.2“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

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32.3“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Shares would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.
32.4“Authorized Share Allocation” has the meaning specified in Section 10.1.
32.5“Authorized Share Failure” has the meaning specified in Section 10.2.
32.6“Automatic Conversion Event” means that, as of any Company Optional Redemption Date, the Automatic Conversion Reference Price as of such Company Option Redemption Date shall be in excess of the product of (x) 120%, times (y) the Conversion Price as of such Company Option Redemption Date.
32.7“Automatic Conversion Reference Price” means, as of Company Optional Redemption Date, the VWAP of the Common Shares for the five (5) Trading Days ending at the close of business on the Principal Market on the Trading Day immediately prior to such Company Optional Redemption Date.
32.8“Bankruptcy Event of Default” has the meaning specified in Section 4.1.
32.9“Business Day” means any day other than Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in The State of New York are authorized or required by law or other governmental action to close.
32.10“Calendar Quarter” means each of: (i) the period beginning on and including January 1 and ending on and including the next occurring March 31; (ii) the period beginning on and including April 1 and ending on and including the next occurring June 30; (iii) the period beginning on and including July 1 and ending on and including the next occurring September 30; (iv) and the period beginning on and including October 1 and ending on and including the next occurring December 31.
32.11“Cash Interest” has the meaning specified in the preamble to this Note.
32.12“Cash Interest Rate” means, as of any date, an annual rate per annum equal to the sum of (i) the greater of (x) the Prime Rate as of such date, and (y) 3.50%, plus (ii) 1.00%, plus (iii) at all times on or after August 19, 2024, 3.50%; provided, that, on any date when an Event of Default shall have occurred and be continuing, the “Cash Interest Rate” shall be the “Cash Interest Rate” determined in accordance with the foregoing plus 2.00%.
32.13“Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the shares of Common Shares in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent

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if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.
32.14“Change of Control Date” has the meaning specified in Section 5.2.
32.15“Change of Control Notice” has the meaning specified in Section 5.2.
32.16“Change of Control Redemption Date” has the meaning specified in Section 11.1.
32.17“Change of Control Redemption Notice” has the meaning specified in Section 5.2.
32.18“Change of Control Redemption Price” has the meaning specified in Section 5.2.
32.19“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by FactSet, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by FactSet, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by FactSet, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by FactSet, or, if no closing bid price or last trade price, respectively, is reported for such security by FactSet, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions during such period.
32.20“Common Shares” means (i) shares of Common Shares, no par value, of the Company, and (ii) any share capital into which such Common Shares shall be changed or any share capital resulting from a reclassification of such Common Shares.
32.21“Company” has the meaning specified in the preamble to this Note.
32.22“Company Optional Redemption” has the meaning specified in Section 8.1.
32.23“Company Optional Redemption Amount” has the meaning specified in Section 8.1.
32.24“Company Optional Redemption Date” has the meaning specified in Section 8.1.

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32.25“Company Optional Redemption Notice” has the meaning specified in Section 8.1.
32.26“Company Optional Redemption Notice Date” has the meaning specified in Section 8.1.
32.27“Company Optional Redemption Price” has the meaning specified in Section 8.1.
32.28“Conversion Amount” means the sum of (w) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, (x) all accrued and unpaid Interest with respect to such portion of the Principal amount, (y) accrued and unpaid Late Charges with respect to such portion of such Principal and such Interest, if any, and (z) solely with respect to any conversion of the Notes following the delivery by the Company of a Company Optional Redemption Notice under Section 8.1, an amount equal to (i) the Redemption Premium as of such date of conversion minus 100%, multiplied by (ii) the Principal being converted.
32.29“Conversion Date” has the meaning specified in Section 3.3(a).
32.30“Conversion Notice” has the meaning specified in Section 3.3(a).
32.31“Conversion Price” means, as of any Conversion Date or other date of determination, $7.89, subject to adjustment as provided herein.
32.32“Conversion Rate” has the meaning specified in Section 3.2.
32.33“Convertible Securities” means any shares, stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Shares.
32.34“Corporate Event” has the meaning specified in Section 6.2.
32.35“Current Public Information Failure” has the meaning specified in the Securities Purchase Agreement.
32.36“Distributions” has the meaning specified in Section 14.
32.37“Dispute Submission Deadline” has the meaning specified in Section 23.1(b).
32.38“DTC” has the meaning specified in Section 3.3(a).
32.39“Effectiveness Deadline” has the meaning specified in the Securities Purchase Agreement.
32.40“Eligible Market” means the NYSE American, New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTCBB.
32.41“Equity Conditions” means, with respect to an given date of determination: (i) on each day during the period beginning thirty (30) calendar days prior to such applicable date of determination

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and ending on and including such applicable date of determination either (x) to the extent that a Registration Statement shall have been required to filed pursuant to the Securities Purchase Agreement, one or more Registration Statements filed pursuant to the Securities Purchase Agreement shall be effective and the prospectus contained therein shall be available on such applicable date of determination (with, for the avoidance of doubt, any shares of Common Shares previously sold pursuant to such prospectus deemed unavailable) for the resale of all shares of Common Shares issuable upon conversion of this Note and the Other Notes (each, a “Required Minimum Securities Amount”), in each case, in accordance with the terms of the Securities Purchase Agreement or (y) all Registrable Securities in respect of this Note and the Other Notes shall be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Notes or other issuance of securities with respect to the Notes) and no Current Public Information Failure exists or is continuing; (ii) on each day during the period beginning thirty (30) calendar days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Common Shares (including all Registrable Securities in respect of this Note and the Other Notes) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (A) a writing by such Eligible Market or (B) the Company falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Shares is then listed or designated for quotation (as applicable); (iii) during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Shares issuable upon conversion of this Note on a timely basis as set forth in Section 3 hereof and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iv) any shares of Common Shares to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination) may be issued in full without violating Section 3.4 hereof; (v) any shares of Common Shares to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination at the Conversion Price then in effect (without regard to any limitations on conversion set forth herein)) may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Shares is then listed or designated for quotation (as applicable); (vi) on each day during the Equity Conditions Measuring Period, (x) no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated and (y) and no pending or proposed Fundamental Transaction shall have been under consideration or negotiation by the Board of Directors of the Company; (vii) the Company shall have no knowledge of any fact that would reasonably be expected to cause (1) any Registration Statement required to be filed pursuant to the Securities Purchase Agreement to not be effective or the prospectus contained therein to not be available for the resale of the applicable Required Minimum Securities Amount of Registrable Securities in respect of this Note and the Other Notes in accordance with the terms of the Securities Purchase Agreement or (2) any Registrable Securities in respect of this Note and the Other Notes to not be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Notes or other issuance of securities with respect to the Notes) and no Current Public Information Failure exists or is continuing; (viii) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Transaction Document; (ix) on

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the applicable date of determination (A) no Authorized Share Failure shall exist or be continuing and the applicable Required Minimum Securities Amount of shares of Common Shares are available under the certificate of incorporation of the Company and reserved by the Company to be issued pursuant to the Notes and (B) all shares of Common Shares to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination at the Conversion Price then in effect (without regard to any limitations on conversion set forth herein)) may be issued in full without resulting in an Authorized Share Failure; (x) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; (xi) no bona fide dispute shall exist, by and between any of holder of Notes, the Company, the Principal Market (or such applicable Eligible Market in which the Common Shares of the Company is then principally trading) and/or FINRA with respect to any term or provision of any Note or any other Transaction Document; and (xii) the shares of Common Shares issuable pursuant the event requiring the satisfaction of the Equity Conditions (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination at the Conversion Price then in effect (without regard to any limitations on conversion set forth herein)) are duly authorized and listed and eligible for trading without restriction on an Eligible Market.
32.42“Equity Conditions Failure” means, as applicable, that (i) on any day during the period commencing twenty (20) Trading Days prior to the applicable Company Optional Redemption Notice Date through the applicable Company Optional Redemption Date or (ii) with respect to any other date of determination, any day during the period commencing twenty (20) Trading Days prior to such date of determination, the Equity Conditions have not been satisfied (or waived in writing by the Holder).
32.43“Event of Default” has the meaning specified in Section 4.1.
32.44“Event of Default Notice” has the meaning specified in Section 4.2.
32.45“Event of Default Redemption Date” has the meaning specified in Section 11.1.
32.46“Event of Default Redemption Notice” has the meaning specified in Section 4.2.
32.47“Event of Default Redemption Price” has the meaning specified in Section 4.2.
32.48“Event of Default Right Expiration Date” has the meaning specified in Section 4.2.
32.49“Excess Shares” has the meaning specified in Section 3.4.
32.50“Exchange Act” means the Securities Exchange Act of 1934, as amended.
32.51“FDA Approval” has the meaning specified in the Securities Purchase Agreement.
32.52“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Holder from three Federal funds brokers of recognized standing reasonably selected by it.

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32.53“Filing Deadline” has the meaning specified in the Securities Purchase Agreement.
32.54“First Closing Date” has the meaning specified in the Securities Purchase Agreement.
32.55“First Closing Notes” shall have the meaning as set forth in the Securities Purchase Agreement.
32.56“Fourth Closing Notes” has the meaning specified in the Securities Purchase Agreement.
32.57“Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through any of its subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Shares be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Shares, (y) 50% of the outstanding shares of Common Shares calculated as if any shares of Common Shares held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Shares such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Shares, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Shares, (y) at least 50% of the outstanding shares of Common Shares calculated as if any shares of Common Shares held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock or share purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Shares such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Shares, or (v) reorganize, recapitalize or reclassify its Common Shares, (B) that the Company shall, directly or indirectly, including through any of its subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Shares, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares not held by all such Subject Entities as of the date of this Note calculated as if any shares of Common Shares held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Shares or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Shares without approval of the shareholders of the

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Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.
32.58“GAAP” means United States generally accepted accounting principles, consistently applied.
32.59“Guaranty Agreement” shall have the meaning as set forth in the Securities Purchase Agreement.
32.60“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.
32.61“Holder” has the meaning specified in the preamble to this Note.
32.62“Indebtedness” means, with respect to any Person, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, and (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by such Person, even though such Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness.
32.63“Intellectual Property” means all patents, trademarks, service marks, logos and other business identifiers, trade names, trade styles, trade dress, copyrights, proprietary know-how, processes, computer software and all registrations, applications and licenses therefor.
32.64“Interest” has the meaning specified in the preamble to this Note.
32.65“Interest Date” has the meaning specified in Section 2.1.
32.66“Investment” means, with respect to any Person, any loan, advance or extension of credit (other than to customers in the ordinary course of business) by such Person to, or any guarantee of any obligation of or other contingent liability with respect to the capital stock, Indebtedness or other obligations of, or any contributions to the capital of, any other Person, or any ownership, purchase or other acquisition by such Person of any interest in any capital stock, limited partnership interest, general partnership interest, or other securities of any such other Person.

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32.67“Investor Label Approval Notice” has the meaning specified in the Securities Purchase Agreement.
32.68“Issuance Date” has the meaning specified in the preamble to this Note.
32.69“Late Charge” has the meaning specified in Section 24.3.
32.70“Lien” has the meaning specified in Section 13.3.
32.71“Liquidity” means, as of any date, an amount equal to the aggregate amount of the unrestricted cash of the Company and the Subsidiary Guarantors (excluding for this purpose cash held in restricted accounts or otherwise unavailable for unrestricted use by the Company or any of the Subsidiary Guarantors for any reason) as of such date of determination held in bank accounts of financial banking institutions in Canada or the United States of America.
32.72“Maturity Date” shall mean August 19, 2027; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is the earlier of the consummation or, to the extent that the Maturity Date had previously been extended upon the public announcement of a Fundamental Transaction, termination of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Change of Control Notice is delivered prior to the Maturity Date; provided further that if a Holder elects to convert a portion of this Note pursuant to Section 3 hereof that represents the maximum Conversion Amount permitted under Section 3.4 at such time, and the Conversion Amount remains limited pursuant to Section 3.4 hereunder as at the Maturity Date, the Maturity Date may be extended at the option of the Holder until such time as such provision shall not limit the conversion of this Note.
32.73“Maximum Percentage” has the meaning specified in Section 3.4.
32.74“Note” has the meaning specified in the preamble to this Note.
32.75“Options” means any rights, warrants, grants or options to subscribe for or purchase shares of Common Shares or Convertible Securities.
32.76“Other Notes” has the meaning specified in the preamble to this Note.
32.77“Other Redemption Notice” has the meaning specified in Section 11.2.
32.78“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose Common Shares or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.
32.79“Permitted Indebtedness” means (i) Indebtedness evidenced by this Note, the Other Notes, any Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement prior to the Issuance Date that are referred to in the Securities Purchase Agreement as the First Closing Notes, and any Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement following the Issuance Date that are referred to in the Securities Purchase Agreement as the Third Closing Notes or Fourth Closing Notes, (ii) Indebtedness secured by Permitted Liens under clause (iii) of the

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definition of Permitted Liens in an aggregate amount outstanding not to exceed $250,000, (iii) Indebtedness incurred in the ordinary course of business, not to exceed $100,000 in any one transaction or $250,000 in the aggregate outstanding at any time, and (iv) any unsecured Indebtedness, so long as the aggregate amount of Indebtedness at any time outstanding under this clause (iv) shall not exceed $250,000.
32.80“Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iii) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, or (C) in respect of capitalized lease obligations, provided that the Lien is confined solely to the property leased by the Company or any of its Subsidiaries pursuant to the applicable capital lease, in the case of any of clause (A), (B) or (C), with respect to Indebtedness in an aggregate amount not to exceed $250,000, and (iv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods.
32.81“Permitted Securities Transaction” has the meaning specified in Section 3.3(a).
32.82“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.
32.83“PIK Interest” has the meaning specified in the preamble to this Note.
32.84“Prime Rate” means, as of any date, the rate quoted by The Wall Street Journal as the “Prime Rate” in the United States on such date.
32.85“Principal” has the meaning specified in the preamble to this Note.
32.86“Principal Market” means the Nasdaq Capital Market.
32.87“Redemption Automatic Conversion” has the meaning specified in Section 8.1(c)(iii).
32.88“Redemption Date” means, as applicable, the Event of Default Redemption Date, the Change of Control Redemption Date or Company Optional Redemption Date.
32.89“Redemption Notice” means, as applicable, an Event of Default Redemption Notice, a Company Optional Redemption Notices and a Change of Control Redemption Notice.
32.90“Redemption Premium” means:
(a)	as of any date after August 19, 2025 but prior to August 19, 2026, the sum of (i) 100.00%, plus (ii) 10.00%; and

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(b)	as of any date on or after August 19, 2026, the sum of (i) 100.00%, plus (ii) 7.50%.
32.91“Redemption Price” means, as applicable, the Event of Default Redemption Price, the Change of Control Redemption Price and the Company Optional Redemption Price.
32.92“Register” has the meaning specified in Section 3.3(c).
32.93“Registered Notes” has the meaning specified in Section 3.3(c).
32.94“Registrable Securities” has the meaning specified in the Securities Purchase Agreement.
32.95“Registration Statement” has the meaning specified in the Securities Purchase Agreement.
32.96“Regulatory Authorizations” means all governmental licenses, authorizations, registrations, permits, consents and approvals required under all applicable laws and regulations in order to carry on the business of the Company and its Subsidiaries as currently conducted or proposed to be conducted, including any newly introduced or revised applicable laws and regulations as they may become introduced, altered or otherwise evolve over time.
32.97“Reported Outstanding Share Number” has the meaning specified in Section 3.4.
32.98“Required Dispute Documentation” has the meaning specified in Section 23.1(b).
32.99“Required Holders” means the holders of Notes (including the Other Notes) representing at least a majority of the aggregate principal amount of the Notes (including the Other Notes) then outstanding.
32.100“Required Reserve Amount” has the meaning specified in Section 10.1.
32.101“Restricted Payment” has the meaning specified in Section 13.4.
32.102“Rule 144” has the meaning specified in the Securities Purchase Agreement.
32.103“SEC” means the United States Securities and Exchange Commission or the successor thereto.
32.104“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of August 1, 2022, among the Company and the investors identified therein, pursuant to which the Company issued, among other securities, the Notes, as such agreement may be amend, restated or otherwise modified from time to time.
32.105“Security Agreement” shall have the meaning as set forth in the Securities Purchase Agreement.
32.106“Security Documents” shall have the meaning as set forth in the Securities Purchase Agreement.

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32.107“Share Delivery Deadline” has the meaning specified in Section 3.3(a).
32.108“Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.
32.109“Subsidiary” means any Person in which the Company, directly or indirectly, (i) owns more than 50% of the outstanding capital stock or any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person.
32.110“Subsidiary Guarantor” means each Subsidiary of the Company that is, or that becomes, (i) a party to the Guaranty Agreement as a “Subsidiary Guarantor” thereunder, and (ii) a party to the Security Agreement as a “Grantor” thereunder.
32.111“Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.
32.112“Third Closing Notes” has the meaning specified in the Securities Purchase Agreement.
32.113“Trading Day” has the meaning specified in the Securities Purchase Agreement.
32.114“Transaction Documents” means the Securities Purchase Agreement, including the schedules, annexes and exhibits attached hereto, the Notes, the Security Agreement, the other Security Documents and each of the other agreements or instruments entered into or executed by the parties hereto in connection with the transactions contemplated by the Securities Purchase Agreement.
32.115“Transfer Agent” has the meaning specified in Section 3.1.
32.116“VWAP” means, for any security as of any date or period, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by FactSet or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by FactSet, or, if no dollar volume-weighted average price is reported for such security by FactSet for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC).  If the VWAP cannot be calculated for such security on such date or period on any of the foregoing bases, the VWAP of such security on such date or period shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction during such period.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has executed this Senior Secured Convertible Note as of the Issuance Date set out above.

Fennec Pharmaceuticals Inc.

By:

Name:

Title:

Accepted and Agreed:

PETRICHOR OPPORTUNITIES FUND I LP

By PETRICHOR OPPORTUNITIES FUND I GP LLC

By:

Name:

Title:

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EXHIBIT I

Fennec Pharmaceuticals Inc.
CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the “Note”) issued to the undersigned by Fennec Pharmaceuticals Inc., a British Columbia corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Shares, no par value (the “Common Shares”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:

Aggregate Principal to be converted:

Aggregate accrued and unpaid Interest

and accrued and unpaid Late Charges

with respect to such portion of the

Principal and such Interest to

be converted:

AGGREGATE CONVERSION AMOUNT

TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of shares of Common Shares to be issued (the “Shares”):

□

Check here if the Holder does not intend to resell the Shares to be issued either (x) prior to, (y) contemporaneously with or (z) no later than thirty days after, as applicable, the date of this Conversion Notice

Notwithstanding anything to the contrary contained herein, unless the Holder shall have checked the box above, the Holder agrees to notify the Company in the event that the Holder has not resold the Shares to be issued on or prior to thirty days after the date of this Conversion Notice.

Notwithstanding anything to the contrary contained herein, this Conversion Notice shall constitute a representation by the Holder of the Note submitting this Conversion Notice that after giving effect to the Conversion provided for in this Conversion Notice, such Holder (together with its Attribution Parties) will not have beneficial ownership (together with the beneficial ownership of such Person’s Attribution Parties) of a number of shares Common Shares which exceeds the Maximum Percentage (as defined in the Note) of the total outstanding shares of Common Shares of the Company as determined pursuant to the provisions of Section 3.4 of the Note.

682109329v2

Please issue the Common Shares into which the Note is being converted to Holder, or for its benefit, as follows:

□	Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

□	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date:

Name of Registered Holder

By:

Name:

Title:

Tax ID:

Facsimile:

Email Address:

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EXHIBIT II

TRANSFER AGENT INSTRUCTIONS

Fennec Pharmaceuticals Inc.

_________ ___, 20__

[Transfer Agent]

[Address]

[Address]

[Address]

Re:Order to Issue Common Shares of Fennec Pharmaceuticals Inc.

Ladies and Gentlemen:

Reference is made to (A) the Securities Purchase Agreement, dated as of August 1, 2022, as amended, by and among Fennec Pharmaceuticals Inc., a British Columbia corporation (the “Company”), and the investors who are parties thereto, pursuant to which the Company is issuing to the purchasers (collectively, the “Holders”) senior secured convertible notes (the “Notes”), which are convertible into shares of the Company’s Common Shares, no par value (the “Common Shares”); (B) the related Transfer Agent Instructions, dated as of [●], 20[22] (the “20[22] Instruction”); (C) the conversion notice attached hereto (the “Conversion Notice”); and (D) the attached copy of a written instruction from the general counsel of the Company (or its outside legal counsel) that (1) a registration statement covering the resale of the shares of the Common Shares, subject to this letter, has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), (2) the Holders may transfer such shares of the Common Shares under Rule 144 promulgated under the 1933 Act (“Rule 144”), or (3) the Holders may transfer such shares of the Common Shares under Rule 144, without having to comply with the information requirements under Rule 144(c)(1).

This instruction letter shall serve as our authorization and direction to you to issue:

●	to the recipient identified under “Issue to” in the applicable Conversion Notice,
●	in book-entry form,
●	such number of shares of the Common Shares as set forth under “Number of shares of the Common Shares to be issued” in the Conversion Notice,
●	out of the Transfer Agent Reserve (as defined in the 20[22] Instruction), and
●	by crediting the designated recipient’s balance account with the Depository Trust Company, identified in the Conversion Notice under “DTC Participant,” “DTC Number,” and “Account Number,” through its Deposit Withdrawal at Custodian system.

[Signature Page Follows]

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Should you have any questions concerning this matter, please contact me at [_______].

Very Truly Yours,

FENNEC PHARMACEUTICALS INC.

By: _____________________

Name:

Title:

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THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY U.S. STATE AND, EXCEPT AS SET FORTH IN SECTIONS 5.3 AND 5.4 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE ISSUE DATE.

THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT ‘GOOD DELIVERY’ IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE.

THIS WARRANT WILL BE VOID AND OF NO VALUE UNLESS EXERCISED WITHIN THE TIME LIMITS PROVIDED HEREIN.

WARRANT TO PURCHASE COMMON SHARES

Company: FENNEC PHARMACEUTICALS INC., a corporation continued under the laws of the Province of British Columbia

Number of Shares: 55,498

Type/Series of Shares: Common Shares

Warrant Price: US$8.11 per Common Share

Issue Date: September 23, 2022

Expiration Date: September 23, 2027, subject to earlier expiration as set forth herein

Securities Purchase Agreement:  This Warrant to Purchase Common Shares (“Warrant”) is issued in connection with that certain Securities Purchase Agreement dated August 1, 2022 between Petrichor Opportunities Fund I LP and Fennec Pharmaceuticals Inc. (as amended and/or modified and in effect from time to time, the “SPA”).

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, PETRICHOR OPPORTUNITIES FUND I LP (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) is entitled to purchase the number of fully paid and non-assessable shares (the “Shares”) of the above-stated Type/Series of Shares (the “Common Shares”) in the capital of the above-named company (the “Company”) at the above-stated Warrant Price, all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

SECTION 1. EXERCISE.

1.1Method of Exercise.  Holder may at any time and from time to time exercise this Warrant, in whole or in part, by delivering to the Company (i) the original of this Warrant; (ii) a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1; and (iii) unless Holder is exercising this Warrant pursuant to a cashless exercise as set forth in Section 1.2, a check, wire transfer of same-day funds (to an account designated by the Company) or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

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1.2Cashless Exercise.  On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder may elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised.  Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X = Y(A-B)/A

where:

X =the number of Shares to be issued to the Holder;

Y =the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Warrant Price);

A =the fair market value (as determined pursuant to Section 1.3 below) (the “Fair Market Value”) of one Share; and

B =the Warrant Price.

1.3Fair Market Value.  If the Company’s Shares are then traded or quoted on a U.S. or Canadian nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market, including the Nasdaq Capital Market (“Nasdaq”) or, failing which, the Toronto Stock Exchange (the “TSX”) (each, a “Trading Market”), the Fair Market Value of a Share shall be the closing price or last sale price of a Share, expressed in US dollars, reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company.  If the Company’s Shares are not traded in a Trading Market, the Board of Directors of the Company shall determine the Fair Market Value of a Share in its reasonable good faith judgment.

1.4Delivery of Certificate and New Warrant.  Within a reasonable time after Holder exercises this Warrant in the manner set forth in Section 1.1 or 1.2 above, the Company shall deliver to Holder a certificate representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired.

1.5Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.6Treatment of Warrant Upon Acquisition of Company.

(a)Acquisition.  For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company; (ii) any merger, amalgamation or consolidation of the Company into or with another person or entity (other than a merger, amalgamation or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the shareholders of the Company in their capacity as such immediately prior to such merger, amalgamation, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, amalgamation, consolidation or reorganization; or (iii) any sale or other transfer by the shareholders of the Company of shares representing at least a majority of the votes attaching to the Company’s then-total outstanding combined voting equity securities.

(b)Treatment of Warrant at Acquisition.  In the event of an Acquisition in which the consideration to be received by the Company’s shareholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), and the Fair Market Value of one Share as determined in accordance with Section 1.3 above would be greater than the Warrant Price in effect on such date immediately prior to such Cash/Public Acquisition, and Holder has not exercised this Warrant pursuant to Section 1.1 above as to all Shares, then this Warrant shall automatically be

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deemed to be exercised in a Cashless Exercise pursuant to Section 1.2 above as to all Shares effective immediately prior to and contingent upon the consummation of a Cash/Public Acquisition.  In connection with such Cashless Exercise, Holder shall be deemed to have restated each of the representations and warranties in Section 4 of the Warrant as at the date thereof and the Company shall promptly notify the Holder of the number of Shares (or such other securities) issued upon exercise.  In the event of a Cash/Public Acquisition where the Fair Market Value of one Share as determined in accordance with Section 1.3 above would be less than the Warrant Price in effect immediately prior to such Cash/Public Acquisition, then this Warrant will expire immediately prior to the consummation of such Cash/Public Acquisition.

(c) Upon the closing of any Acquisition other than a Cash/Public Acquisition, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant.

(d) As used in this Warrant, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar reporting requirements of applicable securities laws in Canada, and is then current in its filing of all required reports and other information under the Act and the Exchange Act or under such applicable securities laws in Canada; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in a Trading Market; and (iii) if such Trading Market is a Canada Trading Market, Holder would be able to publicly re-sell, immediately following the closing of such Acquisition, all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise this Warrant in full on or prior to the closing of such Acquisition, or if such Trading Market is a U.S. Trading Market, Holder would be able to publicly re-sell, within six (6) months and one day following the closing of such Acquisition, all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise this Warrant in full on or prior to the closing of such Acquisition.

SECTION 2. ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

2.1Share Dividends, Splits, Etc.  If the Company declares or pays a dividend or distribution on the outstanding Common Shares payable in Shares or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred.  If the Company subdivides the outstanding Common Shares by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased.  If the outstanding Common Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2Reclassification, Exchange, Combinations or Substitution.  Upon any event whereby all of the outstanding Common Shares are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.  The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

2.3No Fractional Share.  No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share.  If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the Fair Market Value (as determined in accordance with Section 1.3 above) of a full Share, less (ii) the then-effective Warrant Price.

2.4Notice/Certificate as to Adjustments.  Upon each adjustment of the Warrant Price, class/type and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, class/type and/or number of Shares and facts upon which such

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adjustment is based.  The Company shall, upon written request from Holder, furnish Holder with an officer’s certificate of an authorized officer of the Company, including computations of such adjustment and the Warrant Price, Class and number of Shares in effect upon the date of such adjustment.

SECTION 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1Representations and Warranties.  The Company represents and warrants to, and agrees with, the Holder that all Shares which may be issued upon the exercise of this Warrant, and all securities, if any, issuable upon conversion of the Common Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable U.S. and Canadian federal, provincial and state securities laws.  The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital such number of Common Shares and other securities as will be sufficient to permit the exercise in full of this Warrant.

3.2Notice of Certain Events.  If the Company proposes at any time to:

(a) declare any dividend or distribution upon the outstanding shares in the capital of the Company, whether in cash, property, shares, or other securities and whether or not a regular cash dividend;

(b) offer for subscription or sale pro rata to the holders of the outstanding shares any additional shares (of any class or series) in the capital of the Company;

(c) effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding Common Shares; or

(d) effect an Acquisition or to liquidate, dissolve or wind up; or

then, in connection with each such event, the Company shall give Holder:

(1) in the case of the matters referred to in (a) and (b) above, at least seven (7) Business Days prior written notice of the earlier to occur of the effective date thereof or the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding Common Shares will be entitled thereto) or for determining rights to vote, if any; and

(2) in the case of the matters referred to in (c) and (d) above at least seven (7) Business Days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding Common Shares will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event and such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such event giving rise to the notice).

The Company will also provide information requested by Holder that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements.

SECTION 4. REPRESENTATIONS, WARRANTIES OF THE HOLDER.

The Holder represents and warrants to the Company as follows:

4.1Purchase for Own Account.  This Warrant and the Shares to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act, the Securities Act (British Columbia) (the “Securities Act”) or any other applicable securities law in Canada. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2Disclosure of Information.  Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed

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investment decision with respect to the acquisition of this Warrant and its underlying securities.  Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3Investment Experience.  Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk.  Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4Accredited Investor Status.  Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act and of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”), and is purchasing the Warrant pursuant to an exemption from the prospectus requirements of applicable securities laws.

4.5Registration Exemptions.  Holder understands that this Warrant and the Shares issued upon exercise of this Warrant and any securities such Shares may be convertible or exchangeable into have not been registered with the Securities and Exchange Commission of the United States or the securities commission of any state or any securities authority in any Province or Territory in Canada by reason of their issuance in a transaction either: (i) exempt from the registration requirements of the Act pursuant to Section 4(2) thereof or Rule 506 promulgated thereunder; or (ii) not subject to the registration requirements of the Act pursuant to Regulation S, nor have they been qualified by a prospectus under the laws of any province or territory of Canada and, accordingly, are subject to resale restrictions and may not be offered or sold except pursuant to an effective registration statement under the Act or receipted final prospectus under provincial or territorial laws unless offered or sold pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Act or the prospectus or other requirements of the laws of the applicable province or territory and in accordance with applicable state, provincial and territorial securities laws.  In addition, Holder represents that it is familiar with Rule 144 promulgated pursuant to the Act and understands the resale limitations imposed hereby and by the Act.  Holder understands that no public market presently exists for any securities of the Company, and there can be no assurance that any such market will be created.

4.6No Shareholder Rights.  Without limiting any term or provision of this Warrant, Holder agrees that it will not have any rights as a shareholder of the Company (including, without limitation, voting rights) until the exercise of this Warrant.

SECTION 5. MISCELLANEOUS.

5.1Term; Automatic Cashless Exercise Upon Expiration.

(a) Term. Subject to the provisions of Section 1.6 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 6:00 PM, U.S. Pacific time, on the Expiration Date and shall be void thereafter.

(b)Automatic Cashless Exercise upon Expiration.  In the event that, upon the Expiration Date, the Fair Market Value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Shares (or such other securities) issued upon such exercise to Holder.

5.2Legends.Each certificate evidencing Shares (and each certificate evidencing securities issued upon conversion of any Shares, if any) shall be imprinted with legends in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY

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NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY", MAY BE OBTAINED FROM THE COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN FORM SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATIONS UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED.

If the Shares are issued prior to ________________, 2022:

[UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE ISSUE DATE.

THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT ‘GOOD DELIVERY’ IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE.]

5.3Compliance with Securities Laws on Transfer.  This Warrant and the Shares issued upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part except in compliance with applicable U.S. and Canadian federal, provincial and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act and NI 45-106. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act.

5.4 Transfer Procedure.  Subject to the provisions of Section 5.3, the Holder and any subsequent Holder may transfer all or part of this Warrant or the Shares issued upon exercise of this Warrant (or the securities issuable upon conversion of the Shares, if any) to any transferee, provided, however, in connection with any such transfer any subsequent Holder will give the Company notice of the portion of the Warrant and/or Shares (and/or securities issuable upon conversion of the Shares) being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); and provided further, that any subsequent transferee shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant.

5.5Notices.  All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally; (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid; (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient; or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.5.  All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

Petrichor Opportunities Fund I LP

885 Third Avenue, Suite 2403

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New York, NY 10022

Attn: Michael Beecham

Email: mbeecham@petrichorcap.com

With a copy to, which shall not constitute notice:

Greenberg Traurig, LLP

MetLife Building

200 Park Avenue

New York, NY 10166

Attn: Todd E. Bowen

Email:  bowent@gtlaw.com

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

Fennec Pharmaceuticals Inc.

68 TW Alexander Drive

Research Triangle Park, NC 27709

Attn: Robert Andrade, CEO

EMAIL:  randrade@fennecpharma.com

5.6Waiver.  This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. Any such amendment under this Section 5.6 will be subject to the prior approval of Nasdaq and/or the TSX or of any regulator of any other Trading Market having jurisdiction.

5.7Attorneys’ Fees.  In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable legal fees. In addition, the Company shall pay any reasonable legal fees of the Holder in connection with the exercise of the Warrant.

5.8Counterparts; Facsimile/Electronic Signatures.  This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.  Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

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5.9Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

5.10Headings.  The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

5.11Business Days.  “Business Day” is any day that is not a Saturday, Sunday or a day on which the banks in North Carolina are closed.

5.12Currency.As used herein, “$” and “dollars” shall refer to United States Dollars.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Common Shares to be executed by their duly authorized representatives effective as of the Issue Date written above.

“COMPANY”

FENNEC PHARMACEUTICALS INC.

By: _________________________________

Name:  Robert Andrade

Title:  CFO

“HOLDER”

PETRICHOR OPPORTUNITIES FUND I LP

by PETRICHOR OPPORTUNITIES FUND I GP LLC

By:_________________________________

Name:  Tadd Wessel

Title: Managing Member

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APPENDIX 1

NOTICE OF EXERCISE

1.The undersigned Holder hereby exercises its right to purchase ___________ Common Shares (the “Shares”) in the capital of Fennec Pharmaceuticals Inc. (the “Company”) in accordance with the attached Warrant to Purchase Common Shares and tenders payment of the aggregate Warrant Price for such shares as follows:

[    ]check in the amount of $________ payable to order of the Company enclosed herewith

[    ]Wire transfer of immediately available funds to the Company’s account

[    ]Cashless Exercise pursuant to Section 1.2 of the Warrant

[    ]Other [Describe] __________________________________________

2.Please issue a certificate or certificates representing the Shares in the name specified below:

___________________________________________

Holder’s Name

___________________________________________

___________________________________________

(Address)

3.   By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant to Purchase Common Shares as of the date hereof.

HOLDER:

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_________________________

By:________________________

Name: ________________________

Title: ________________________

Date:________________________

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